Exhibit 13.1

     In connection with the Report of Dynamic Oil & Gas, Inc. (the Company) on Form 20-F for the twelvemonth period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Wayne J. Babcock, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayne J. Babcock
Wayne J. Babcock President and Chief Executive Officer

May 17, 2004

     A signed original of this written statement required by Section 906 has been provided to Dynamic Oil & Gas, Inc. and will be retained by Dynamic Oil & Gas, Inc. and furnished to the Securities Exchange Commission or its staff upon request.